Exhibit 10.61

SECOND AMENDMENT TO LEASE AGREEMENT THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") dated as of l\'ltlCR JO_, 2022 (the "Effective Date") by and between MM (UT) QRS 11-59, INC., a Delaware corporation ("Landlord"), as lessor, and MERIT MEDICAL SYSTEMS, INC., a Utah corporation ("Tenant"), as lessee. -W I TN E S S E T H: --------- WHEREAS, QRS 11-20 (UT), INC., a Utah corporation ("Original Landlord") and Tenant entered into that certain Lease Agreement dated as of June 8, 1993 (the "Original Lease"), as such Original Lease was assigned pursuant to that certain Assignment and Assumption of Lease dated August 29, 2002 (the "Assignment") from Original Landlord to Landlord, and amended by that certain Addendum to Lease Agreement dated April 24, 2003 (the "Addendum"), and as further amended by that certain First Amendment to Lease Agreement dated May 22, 2017 (the "First Amendment", and collectively with the Original Lease, the Addendum and First Amendment, the "Existing Lease"), with respect to certain real property located at 1600 West Merit Parkway, South Jordan, UT (the "Leased Premises"); and WHEREAS, Landlord and Tenant hereby desire to further amend the Existing Lease to (i) revise the Tenant Improvement Allowance and (ii) to adopt the Green Lease Rider attached hereto as Exhibit F. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows: 1. Definitions. All capitalized terms contained in this Amendment shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term "Lease" shall mean the Existing Lease as amended by this Amendment and as hereafter amended. 2. Lease Amendments. Effective as of the Effective Date, the Existing Lease is hereby amended as follows: a. Paragraph 5 of the First Amendment, entitled Tenant Improvement Allowance, is hereby amended by deleting subsection (a) in its entirety and replacing it with the following: "(a) Landlord shall provide to Tenant an improvement allowance ("TI Allowance") equal to $967,245.00 for Approved Work (hereinafter defined) to be completed by Tenant that Tenant deems necessary or desirable for its continued use and occupancy of the Leased Premises. Landlord shall reimburse Tenant after completion of the Approved Work. As used herein, "Approved Work" shall be performed in accordance with Paragraph 13 of the Lease and shall mean (i) sustainability related physical improvements to the building(s) located on or comprising a part of the Leased Premises, including the installation of solar panels to the Building(s), the upgrade or replacement of building equipment and systems with high efficiency alternatives (HV AC, plumbing, electrical, and building automation systems), improvements to the building envelope, shell or facade, and other projects subject to Landlord's review and prior written approval and (ii) certain soft costs (which soft costs shall not, in any event, exceed thirty percent (30%) of the TI allowance), including, but not limited to, space planning, space programming, interior design, design development drawings, construction drawings, electrical / mechanical / plumbing /

engineering drawings, commissioning fees, energy audit fees, approval fees, and other construction design costs. Notwithstanding the foregoing, "Approved Work" shall specifically exclude the purchase of moveable furniture, fixtures or other equipment which have no permanent connection to the Leased Premises." b. The Outside TI Completion Date is extended to November 1, 2022. c. The Outside TI Submission Date is extended to January 1, 2023. d. By the insertion of Exhibit "F" ("Green Lease Rider")_attached hereto. 3. Modification. Except as modified and amended by this Amendment, all of the conditions, covenants and terms of the Lease hereby are confirmed and ratified and shall continue to be and remain in full force and effect. 4. Entire Agreement. This Amendment and the Lease together contain the entire understanding between the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any guarantees, promises, representations or warranties not herein or therein contained and hereinafter made shall have no force and effect unless in writing and executed by the party or parties making such guarantees, promises, representations or warranties. 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts that may be electronically exchanged by email in "PDF" format, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one (1) and the same instrument. 6. Enforceability. If any provision of this Amendment or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Amendment, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect. 7. Brokers. Each of Landlord and Tenant represents and warrants to the other that it has paid any realtors, brokers, finders or agents it worked with in connection with this Amendment, and each releases and agrees to indemnify the other from and against any claims based on the failure or alleged failure to pay any realtors, brokers, finders or agents and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents claiming by, through or on behalf of it with respect to this Amendment or the negotiation of this Amendment. 8. Governing Law. Paragraph 38(i) of the Lease is incorporated herein by this reference to the same extent as if fully set forth herein. 9. Ratified. The Lease and all covenants agreements, terms and conditions thereof shall remam m full force and effect, and are hereby ratified and confirmed, as modified by this Amendment. 10. Binding Agreement. This Amendment shall be binding on the parties hereto and their respective successors and assigns.

11. Estoppel. Each of Landlord and Tenant hereby certifies to the other party that to the knowledge of such party, no default by either Landlord or Tenant exists under the Lease as modified and amended by this Agreement. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed as of the date first above written.

LANDLORD:

MM (UT) QRS 11-59, INC.,
a Delaware corporation

By: ______________________
Name:
Title:

TENANT:
Merit Medical Systems, Inc.
a Utah corporation

By: ______________________

Name: RON FROST
Title: COO

Signature Page to Second Amendment to Lease Agreement

EXHIBIT "F" GREEN LEASE RIDER 1. Definitions. "Building Certifications" shall mean those Green Building Standards under which the Improvements (i) are in the process of becoming certified, or (ii) may in the future become certified. "Green Building Laws" shall mean any present or future federal, state, or local laws, regulations, ordinances or other governmental requirements applicable to the Improvements expressly intended to require energy, waste, water, or carbon reduction, or other sustainable practices. "Green Building Standards" shall mean standards for the certification of environmentally sustainable, high performance buildings or aspects of their performance, including without limitation the US EPA Energy Star® rating, Green Building Initiative's Green GlobesTM for Continual Improvement of Existing Buildings (Green GlobesTM-CIEB), the US Green Building Council's Leadership in Energy and Environmental Design (LEED®) rating, and other similar certification standards. 2. Reporting. (a) Tenant shall enroll in Landlord's utility data sharing program and provide Landlord with electricity consumption, recycling and water consumption data for the Leased Premises. (b) The Landlord will use commercially reasonable efforts to co-operate with the Tenant to evaluate whether the certification of the Leased Premises pursuant to any rating scheme, such as ASHRAE standard 189.11, LEED-CI standard (as specified by the U.S. Green Building Council) is feasible. Tenant agrees to provide all reasonable information reasonably required by the Landlord consistent with the accreditation or certifications required to comply with Green Building Laws or Landlord's Sustainability Practices, in a form acceptable to the Landlord, acting reasonably, within 30 Days of request. 3. Compliance with Green Building Laws and Landlord's Sustainability Practices. (a) Landlord and Tenant shall cooperate to maintain the Building Certifications and to consider adoption of sustainable management practices proposed by either Party. Subject to the limitations in Section 3(b), Tenant shall not use or operate the Leased Premises in any way that would cause the Improvements to lose its Building Certifications. (b) Landlord and Tenant shall discuss and cooperate with one another to obtain potential Building Certifications for the Building and the Leased Premises and establish appropriate goals with respect thereto. Any failure for any reason by Landlord or Tenant to obtain or maintain any Building Certifications shall be without liability to Landlord or Tenant and shall not constitute a default by Landlord or Tenant hereunder, nor in the case of Tenant, entitle Tenant to any abatement or reduction in Fixed Rent or Additional Rent, relieve Tenant of any obligation under this Lease or impose any liability upon Landlord. (c) Landlord and Tenant shall consider and take into account the guidelines promulgated by the Green Building Standards for the construction of alterations when performing any work in the Improvements or the Leased Premises; it being understood, however, that notwithstanding anything to the contrary contained in this Lease, compliance with such guidelines shall be in Landlord's or Tenant's sole discretion and failure to so comply shall not be a default under this Lease unless such compliance is required by Law and the party required to so comply fails to do so in accordance with the terms of this Lease. (d) Tenant shall endeavor in good faith to use proven and feasible energy, water, carbon reduction, and other sustainable measures. ( e) Tenant shall, at its own cost and expense: (i) comply with any present or future Green Building Laws regarding collecting, sorting, separating, recycling, and composting of garbage, trash, and other refuse (collectively, "Waste"); (ii) or future Green Building Laws; sort and separate Tenant's Waste according to any present (iii) arrange for collection of any of Tenant's Waste that is not sorted and separated as required by any present or future Green Building Laws; and (iv) pay on demand any and all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant due to Tenant's failure to comply with the provisions of this Exhibit F. 4. On-Site Renewable Energy. (a) To the extent provided by Landlord, Tenant shall purchase energy from on-site renewables from Landlord via a Power Purchase Agreement (PP A). Landlord shall install, own, and maintain the on-site generation, including without limitation solar panels and arrays, and sell power directly to Tenant at a fixed rate that is at or below the electricity rate offered by local utilities. Tenant hereby grants Landlord the right to install solar panels on the roof of the Improvements or on the Leased Premises, provided Tenant shall not bear the expense of such installation and such installation does not materially interfere with Tenant's quiet enjoyment of the Leased Premises or business operations. Notwithstanding any other provisions of this Section 4(a), Tenant shall not be obligated to purchase electricity directly from Landlord to the extent its contractual obligations to Rocky Mountain Power prohibit Tenant's purchase of electricity from a source other than Rocky Mountain Power.